UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 6, 2005

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 6, 2005, CoTherix, Inc. (the "Company") entered into an underwriting agreement with CIBC World Markets Corp., UBS Securities LLC, Piper Jaffray & Co. and Needham & Company, Inc. (the "Underwriters"). Pursuant to the agreement, the Underwriters have agreed to purchase 4,500,000 shares of the Company's common stock. 500,000 of these shares will be sold by current stockholders of the Company. In addition, the Company and the selling stockholders have granted to the Underwriters a 30-day option to purchase up to 675,000 additional shares of common stock to cover over-allotments, if any. 337,500 of these shares may be sold by stockholders of the Company.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

The Company issued a press release on October 6, 2005. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1 Underwriting Agreement dated October 6, 2005.

99.1 Press Release of CoTherix, Inc. dated October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2005

CoTherix, Inc.
/s/	Christine E. Gray-Smith
Christine E. Gray-Smith Executive Vice President and Chief Financial Officer